                                                                    EXHIBIT 12.2

                                SUNAMERICA INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
(EXCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS
                              AND TRUST DEPOSITS)

                                                                                                  SIX MOS.   SIX MOS.
                                                                                                   ENDED      ENDED
                                                          YEARS ENDED SEPTEMBER 30,              MARCH 31,  MARCH 31,
                                               ------------------------------------------------
                                                 1992      1993      1994      1995      1996      1996       1997
                                               --------  --------  --------  --------  -------- ---------- ----------
                                                       (IN THOUSANDS, EXCEPT RATIOS)
Earnings:
Pretax income................................  $111,091  $184,011  $240,001  $279,606  $392,027  $190,027  $238,802
                                               --------  --------  --------  --------  --------  --------  --------
Add:
 Interest incurred on:
   Senior indebtedness.......................    33,224    36,246    50,292    55,985    69,033    33,066    42,900
   Subordinated notes........................     3,941        --        --        --        --        --        --
                                               --------  --------  --------  --------  --------  --------  --------
    Total interest incurred..................    37,165    36,246    50,292    55,985    69,033    33,066    42,900
                                               --------  --------  --------  --------  --------  --------  --------
 Dividends paid on preferred securities of
  grantor trusts.............................        --        --        --     1,673    20,235     9,893    20,194
                                               --------  --------  --------  --------  --------  --------  --------
Total earnings...............................  $148,256  $220,257  $290,293  $337,264  $481,295  $232,986  $301,896
                                               ========  ========  ========  ========  ========  ========  ========

Combined fixed charges and preferred stock
 dividends:
Interest incurred on:
   Senior indebtedness.......................  $ 33,224  $ 36,246  $ 50,292  $ 55,985  $ 69,033  $ 33,066  $ 42,900
   Subordinated notes........................     3,941        --        --        --        --        --        --
                                               --------  --------  --------  --------  --------  --------  --------
   Total interest incurred...................    37,165    36,246    50,292    55,985    69,033    33,066    42,900
Dividends paid on preferred securities of
 grantor trusts..............................        --        --        --     1,673    20,235     9,893    20,194
Dividends paid on preferred stock of
 SunAmerica Inc., on a tax equivalent
 basis.......................................    17,733    42,675    54,528    41,914    38,662    21,564    15,105
                                               --------  --------  --------  --------  --------  --------  --------
Total combined fixed charges and preferred
 stock dividends.............................  $ 54,898  $ 78,921  $104,820  $ 99,572  $127,930  $ 64,523  $ 78,199
                                               ========  ========  ========  ========  ========  ========  ========
Ratio of earnings to combined fixed charges
 and preferred stock dividends (excluding
 interest incurred on fixed annuities,
 guaranteed investment contracts and trust
 deposits)...................................      2.7x      2.8x      2.8x      3.4x      3.8x      3.6x      3.9x
                                               ========  ========  ========  ========  ========  ========  ========

                                SUNAMERICA INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
(INCLUDING INTEREST INCURRED ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS
                              AND TRUST DEPOSITS)

                                                                                         SIX MOS.   SIX MOS.
                                                                                          ENDED      ENDED
                                                 YEARS ENDED SEPTEMBER 30,              MARCH 31,  MARCH 31,
                                      --------------------------------------------------
                                        1992      1993      1994      1995        1996      1996      1997
                                      --------  --------  --------  --------  ----------  --------  --------
                                              (IN THOUSANDS, EXCEPT RATIOS)
Earnings:
Pretax income........................ $111,091  $184,011  $240,001  $279,606  $  392,027  $190,027  $238,802
                                      --------  --------  --------  --------  ----------  --------  --------
Add:
 Interest incurred on:
   Fixed annuity contracts...........  362,094   308,910   254,464   258,730     410,269   157,684   256,999
   Guaranteed investment contracts...  140,114   136,984   150,424   213,340     252,027   121,342   143,495
   Trust deposits....................    4,256     8,438     8,516    10,519       9,968     5,123     4,960
   Senior indebtedness...............   33,224    36,246    50,292    55,985      69,033    33,066    42,900
   Subordinated notes................    3,941        --        --        --          --        --        --
                                      --------  --------  --------  --------  ----------  --------  --------
   Total interest incurred...........  543,629   490,578   463,696   538,574     741,297   317,215   448,354
                                      --------  --------  --------  --------  ----------  --------  --------
Dividends paid on preferred
 securities of grantor trusts........       --        --        --     1,673      20,235     9,893    20,194
                                      --------  --------  --------  --------  ----------  --------  --------
Total earnings....................... $654,720  $674,589  $703,697  $819,853  $1,153,559  $517,135  $707,350
                                      ========  ========  ========  ========  ==========  ========  ========

Combined fixed charges and
 preferred stock dividends:
Interest incurred on:
 Fixed annuity contracts............. $362,094  $308,910  $254,464  $258,730  $  410,269  $157,684  $256,999
 Guaranteed investment contracts.....  140,114   136,984   150,424   213,340     252,027   121,342   143,495
 Trust deposits......................    4,256     8,438     8,516    10,519       9,968     5,123     4,960
 Senior indebtedness.................   33,224    36,246    50,292    55,985      69,033    33,066    42,900
 Subordinated notes..................    3,941        --        --        --          --        --        --
                                      --------  --------  --------  --------  ----------  --------  --------
 Total interest incurred.............  543,629   490,578   463,696   538,574     741,297   317,215   448,354
Dividends paid on preferred
 securities of grantor trusts........       --        --        --     1,673      20,235     9,893    20,194
Dividends paid on preferred stock
 of SunAmerica Inc. on a tax
 equivalent basis....................   17,733    42,675    54,528    41,914      38,662    21,564    15,105
                                      --------  --------  --------  --------  ----------  --------  --------
Total combined fixed charges and
 preferred stock dividends........... $561,362  $533,253  $518,224  $582,161  $  800,194  $348,672  $483,653
                                      ========  ========  ========  ========  ==========  ========  ========
Ratio of earnings to combined
 fixed charges and preferred stock
 dividends (including interest
 incurred on fixed annuities,
 guaranteed investment contracts
 and trust deposits).................     1.2x      1.3x      1.4x      1.4x        1.4x      1.5x      1.5x
                                      ========  ========  ========  ========  ==========  ========  ========

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